Exhibit 99.2

PRESS RELEASE

ENTRAVISION COMMUNICATIONS CORPORATION ANNOUNCES

OFFERING OF SENIOR SECURED FIRST LIEN NOTES DUE 2017

SANTA MONICA, CALIFORNIA – July 19, 2010 – Entravision Communications Corporation (NYSE: EVC) (the “Company”) announced today that it intends to offer $385 million aggregate principal amount of senior secured first lien notes due 2017 (the “Notes”) and to enter into a new revolving credit facility of up to $50 million.

The Note Offering and New Revolving Credit Facility

The Notes will be offered in a private offering, subject to market and other customary conditions. The offering is expected to close on or about July 27, 2010, subject to customary closing conditions. The Company intends to use the net proceeds from the offering to, among other things, repay in full outstanding indebtedness under its existing syndicated bank credit facility and for general corporate purposes. Concurrently with the closing of the offering, the Company also intends to enter into a new revolving credit facility of up to $50 million.

The Company and all of its existing and future wholly-owned domestic subsidiaries will guarantee the Notes and the new revolving credit facility on a senior secured basis. The Notes and the new revolving credit facility will be secured on a first priority basis by the Company’s and the guarantors’ assets, subject to certain exceptions, certain permitted liens and the provisions of an intercreditor agreement relating to distributions of proceeds.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, any of the securities described herein, nor shall there by any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state. The securities to be offered have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. The securities will be offered inside the United States only to qualified institutional buyers in reliance on Rule 144A under the Securities Act and to persons outside the United States in reliance on Regulation S under the Securities Act. This notice is being issued pursuant to Rule 135c under the Securities Act.

About Entravision

Entravision Communications Corporation is a diversified Spanish-language media company utilizing a combination of television and radio operations to reach Hispanic consumers across the United States, as well as the border markets of Mexico. Entravision is the largest affiliate group of both the top-ranked Univision television network and Univision’s TeleFutura network, with television stations in 20 of the nation’s top 50 Hispanic markets. The Company also operates one of the nation’s largest groups of primarily Spanish-language radio stations, consisting of 48 owned and operated radio stations. Entravision shares of Class A Common Stock are traded on The New York Stock Exchange under the symbol: EVC.

Forward-Looking Statements

This press release contains certain forward-looking statements. These forward-looking statements, which are included in accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors. The forward-looking statements contained in this press release include statements related to the offering of the Notes, including the contemplated size of such offering and any possible completion of such offering. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that actual results will not differ materially from these expectations. Factors that may cause the Company’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements include, among others, those factors listed under: (i) the caption “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the three-month period ended March 31, 2010, as filed with the Securities and Exchange Commission (“SEC”) on May 7, 2010; and (ii) the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, as filed with the SEC on March 31, 2010. The Company disclaims any duty to update any forward-looking statements made by the Company, whether as a result of the receipt of new information, future events or otherwise.

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For more information, please contact:

Christopher T. Young	Mike Smargiassi/Joe LoBello
Chief Financial Officer	Brainerd Communicators, Inc.
Entravision Communications Corporation	212-986-6667
310-447-3870

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